# LOAN AGREEMENT

January 29. 2007

This Convertible Loan Agreement (this "Agreement") is made and entered into as of January 29, 2007 by and among Fresh Harvest Products, Inc. (hereafter "Fresh Harvest" or "Borrower"), a New Jersey corporation, located at 3163 Kennedy Blvd Jersey City, NJ 07306 and Kathleen Moynihan, an individual (s) Lender (hereafter "Lender") located at 57 Whit's End Rd Concord, MA 01742, with reference to the following facts:

Borrower desires to borrow from Lender, and Lender desires to lend to Borrower, certain funds described below, all on the terms and conditions set forth below.

THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. **The Convertible Loan.** Upon satisfaction of the conditions set forth herein, and at the times and upon the terms indicated, Lender shall make a Convertible Loan to Borrower (the "Loan"). The Loan, and any interest due (pro rata) Lender, is convertible at the option of the Lender at any time during the Term of the Loan. Upon conversion of the Loan, Lender will receive the appropriate number of restricted common shares.

2. **Terms.** The Loan shall be in the aggregate total amount of $15,000 (fifteen thousand) dollars and shall be advanced to Borrower in a single increment: $15,000 (fifteen thousand) Dollars within 5 (five) business days of the signing of this Agreement. The Loan shall bear interest of 10% (ten percent) per annum, shall have a Term of 24 (twenty four) months and be fully due and payable on January 29, 2009. The Loan shall be convertible into common shares at the price of $0.95 (ninety five cents) per share for a total of 15,790 shares.

Commencing January 29, 2009, if the Lender does not convert the Loan, Borrower shall make one equal payment to Lender of principal in respect of the Loan in the amount of $15,000 (fifteen thousand) Dollars plus accrued interest.

The parties have executed this Agreement as of the date set forth above.

LENDER:

Kathleen Moynihan (signature) — Date 1/30/07

Kathleen Moynihan

BORROWER: Fresh Harvest Products, Inc.

By: (signature) — Date 1/31/07

Michael Jordan Friedman

Its Chairman & Chief Executive Officer